NOTICE OF GUARANTEED DELIVERY
        FOR TENDER OF ALL OUTSTANDING 12 1/2% SENIOR SECURED NOTES DUE 2007
                                 IN EXCHANGE FOR
                     NEW 12 1/2% SENIOR SECURED NOTES DUE 2007
                                       OF
                            HVIDE MARINE INCORPORATED

         Registered holders of outstanding 12 1/2% Senior Secured Notes due 2007 (the "Outstanding Notes") who wish to tender their Outstanding Notes in exchange for a like principal amount of new 12 1/2% Senior Secured Notes due 2007 (the "Exchange Notes") and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to State Street Bank and Trust Company (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This
Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering" in the Prospectus.

                   The Exchange Agent for the Exchange Offer is:

                      UNITED STATES TRUST COMPANY OF NEW YORK


  For Delivery by Registered or Certified Mail:               For Overnight Delivery Only or by Hand:
      State Street Bank and Trust Company                       State Street Bank and Trust Company
            Corporate Trust Division                                 Corporate Trust Division
                  P.O. Box 778                                        Two Avenue de Lafayette
              Boston, MA 02102-0778                             Corporate Trust Window - 5th Floor
                                                                       Boston, MA 02111-1724
              Attn: Meaghan Haight                                     Attn: Meaghan Haight

                       By Facsimile Transmission:
                    (For Eligible Institutions Only):
                             (617) 662-1452

                            Telephone Number:
                             (617) 662-1603

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated June 6, 2000 of Hvide Marine Incorporated and its subsidiaries guaranteeing its obligations under the notes (the "Prospectus"), receipt of which is hereby acknowledged.


                                     DESCRIPTION OF OUTSTANDING NOTES TENDERED

Name of Tendering Holder: ______________________________________________________

Name and Address of Registered Holders as it Appears on this Outstanding Note: ______________________________________________________
                                                  (PLEASE PRINT)

Certificate Number(s) of Outstanding Notes Tendered
(or Account Number at Book-Entry Facility): ____________________________________

Principal Amount Outstanding Notes Tendered: ___________________________________


                                                     SIGN HERE

Name of Registered or Acting Holder: ___________________________________________

Signature(s): __________________________________________________________________

Name(s): _______________________________________________________________________
                                                  (PLEASE PRINT)

Address: _______________________________________________________________________

Telephone Number: ______________________________________________________________

Date: __________________________________________________________________________

IF SHARES OF OUTSTANDING NOTES WILL BE TENDERED BY BOOK-ENTRY TRANSFER, PROVIDE THE FOLLOWING INFORMATION:

       DTC Account Number: _____________________________________________________

       Date: ___________________________________________________________________

         THE FOLLOWING GUARANTEE MUST BE COMPLETED
                   GUARANTEE OF DELIVERY
         (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth on the reverse hereof, the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three (3) New York Stock Exchange trading days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm:___________________________________________________________________


Address:________________________________________________________________________


Area Code & Tel. No. ___________________________________________________________


                ________________________________________________________________
                            (Authorized Signature)

Name:___________________________________________________________________________

Title:__________________________________________________________________________
                        (Please type or print)

Dated: ________________________ , 2000

NOTE: DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. SURRENDER OF OUTSTANDING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

                      INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

         1. Delivery of this Notice for Guaranteed Delivery. A properly completed and duly executed copy of this Notice for Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery.

         2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Original Notes, the signature must correspond with the name(s) written on the face of the Original Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Original Notes, the signature must correspond with the name shown on the security position listing as the owner of the Original Notes.

         If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Original Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Original Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

         If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

         3. Requests for Assistance or Additional Copies. Questions and requests for assistance or for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.